UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

Twilio Inc.

(Exact name of registrant as specified in its charter

Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Spear Street, First Floor

San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

(415) 390-2337

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, the Board of Directors (the “Board”) of Twilio Inc. (“Twilio”) appointed Deval Patrick to the Board as a Class III director. Mr. Patrick’s appointment to the Board was reported under Item 5.02 on Twilio’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 14, 2021 (the “Initial Form 8-K”). Committee assignments for Mr. Patrick had not been determined as of the filing of the Initial Form 8-K with the SEC. This Current Report on Form 8-K/A amends the Initial Form 8-K to disclose that on March 17, 2021, the Board of Twilio appointed Mr. Patrick to serve on the Compensation Committee of the Board effective April 1, 2021 to fill the vacancy created by Richard Dalzell’s resignation from the Compensation Committee effective April 1, 2021. The Board determined that Mr. Patrick meets all of the applicable requirements for service on the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

Date: March 23, 2021	By:	/s/ Khozema Z. Shipchandler
	Name:	Khozema Z. Shipchandler
	Title:	Chief Financial Officer

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